Exhibit 99.1

CHART INDUSTRIES, INC. ANNOUNCES $250 MILLION SHARE REPURCHASE AUTHORIZATION

ATLANTA, December 11, 2024 (GLOBE NEWSWIRE) — Chart Industries, Inc. (NYSE: GTLS) (“Chart”), a global leader in clean energy and industrial gas solutions, today announced that its Board of Directors has authorized a share repurchase program of up to $250.0 million of its common stock. Under the stock repurchase program, Chart may purchase shares of its common stock through various means, including open market transactions, block purchases, privately negotiated transactions or otherwise in accordance with applicable federal securities laws, including Rule 10b-18 and Rule 10b5-1 of the Securities Exchange Act of 1934, as amended. The program may be modified, discontinued or suspended at any time without prior notice.

We reiterate our financial policy of no share repurchases or material cash acquisitions until we are below 2.5 net leverage, or there is a meaningful market event that would necessitate us using it. As of September 30, 2024 our net leverage ratio (per bank covenant) was 3.04.

Chart’s CEO Jill Evanko commented: “This stock buyback authorization reflects our confidence in our business going forward. We anticipate that we will be at $3 billion of debt by the end of 2025, and look ahead at various opportunities to return value to shareholders, continue to pay down debt, and deploy capital for productivity and growth opportunities.”

Forward-Looking Statements

Certain statements made in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning the Company’s business plans, including statements regarding completed acquisitions, liquidity and cash flow, debt levels and leverage, and other information that is not historical in nature. Forward-looking statements may be identified by terminology such as “may,” “will,” “should,” “could,” “expects,” “anticipates,” “believes,” “projects,” “forecasts,” “outlook,” “guidance,” “continue,” “target,” or the negative of such terms or comparable terminology.

Forward-looking statements contained in this press release or in other statements made by the Company are made based on management’s expectations and beliefs concerning future events impacting the Company and are subject to uncertainties and factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond the Company’s control, that could cause the Company’s actual results to differ materially from those matters expressed or implied by forward-looking statements. Factors that could cause the Company’s actual results to differ materially from those described in the forward-looking statements include the factors discussed in Item 1A (Risk Factors) in the Company’s most recent Annual Report on Form 10-K filed with the SEC, which should be reviewed carefully. The Company undertakes no obligation to update or revise any forward-looking statement.

About Chart Industries

Chart Industries, Inc. is a global leader in the design, engineering, and manufacturing of process technologies and equipment for gas and liquid molecule handling for the Nexus of Clean™—clean power, clean water, clean food, and clean industrials, regardless of molecule. The company’s unique product and solution portfolio across stationary and rotating equipment is used in every phase of the liquid gas supply chain, including engineering, service and repair and from installation to preventive maintenance and digital monitoring. Chart is a leading provider of technology, equipment and services related to liquefied natural gas, hydrogen, biogas, and CO2 capture amongst other applications. Chart is committed to excellence in environmental, social, and corporate governance (ESG) issues both for its company as well as its customers. With 64 global manufacturing locations and over 50 service centers from the United States to Asia, Australia, India, Europe, and South America, the company maintains accountability and transparency to its team members, suppliers, customers, and communities. To learn more, visit www.chartindustries.com.

Investor Contact:

John Walsh

SVP, Investor and Government Relations

770-721-8899

john.walsh@chartindustries.com